UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 26, 2012

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction	000-53166 (Commission File Number)	77-0664193 (IRS Employer Identification No.)
of incorporation)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 3.03 Material Modification to Rights of Security Holders.

On November 26, 2012, MusclePharm Corporation (the "Company") effected a 1 for 850 reverse stock split of its common stock ("Common Stock") pursuant to the filing of a Certificate of Change with the Nevada Secretary of State (the "Reverse Split"). As a result of the Reverse Split, each 850 shares of Common Stock were automatically combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the Reverse Split being rounded up to a whole share. Following the Reverse Split, holders of Common Stock held a total of approximately 2,776,690 shares of Common Stock.

Although the Reverse Split ratably reduced the number of shares of Common Stock the Company was authorized to issue (decreasing from 2.5 billion to approximately 2.9 million), the Company filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State (the "Amendment") to increase the number of shares of its Common Stock it is authorized to issue to 100,000,000 shares, effective November 27, 2012. The $0.001 par value per share of the Company's Common Stock was unchanged in connection with the above actions. Stockholders holding a majority of the Company's voting securities approved the proposals authorizing the Board of Directors, in its discretion, to implement the Reverse Split and file the Amendment.

Trading of the Common Stock on the OTC QB will continue, on a Reverse Split-adjusted basis and its ticker symbol will remain unchanged, although a “D” will be placed on the MSLP ticker symbol (MSLPD) for 20 business days to alert the public about the Reverse Split. The new CUSIP number for the Common Stock following the Reverse Split is 627335201.

Stockholders holding Common Stock certificates will receive a letter of transmittal from the Company's transfer agent, Corporate Stock Transfer, or from their broker with specific instructions regarding the exchange of stock certificates.

The primary objective of the Reverse Split is to increase the per share price of the Common Stock in order to potentially allow the Company to seek a listing of the Common Stock on a more established trading market, including a stock exchange.

The foregoing descriptions of the Reverse Split and the Amendment contained in this Item 3.03 do not purport to be complete and are qualified in their entirety by reference to the Certificate of Change and Certificate of Amendment, respectively, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference

Item 8.01 Other Events

On November 26, 2012, the Company issued a press release announcing the Reverse Split and filing of the Amendment discussed above. The press release is furnished as Exhibit No. 99 to this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The press release shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Change as filed with the Nevada Secretary of State on November 20, 2012 and effective on November 26, 2012.

3.2	Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on November 26, 2012 and effective on November 27, 2012.

99	Press Release dated November 26, 2012.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: November 27, 2012
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President